UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

IN RE:

AQUAGENIX, INC.,                             CASE NO. 99-24534-BKC-RBR
AQUAGENIX LAND
WATER TECHNOLOGIES, INC.,                    CASE NO. 99-24535-BKC-RBR
                                             In Proceedings Under Chapter 11
         Debtors.                            (Jointly Administered)

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                   ORDER GRANTING EMERGENCY MOTION TO APPROVE
                             POST-PETITION FINANCING

         THIS CAUSE having come on to be heard on Wednesday, October 13, 1999, at 9:30 a.m. upon the Emergency Motion to Approve Post-Petition Financing filed by the Debtors-In-Possession, AQUAGENIX, INC. and AQUAGENIX LAND WATER TECHNOLOGIES, INC., (hereinafter collectively referred to as "AQUAGENIX"), and the Court having heard argument of counsel, considered the record and being otherwise fully advised in the premises, it is therefore

         ORDERED AND ADJUDGED:

         1. The Emergency Motion to Approve Post-Petition Financing is approved.

         2. The Secured Lenders of AQUAGENIX, UNION PLANTERS BANK OF FLORIDA and EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES have consented to this Motion and the terms contained therein.

         3. Pursuant to the provisions of Paragraph 4.1 of the Letter Agreement which is attached to the Emergency Motion to Approve Post-Petition Financing as Exhibit "A", Rodney Longman or an entity wholly owned by him, as the proposed purchaser, has

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agreed to provide Post-petition Financing to AQUAGENIX by advancing the amount of $200,000 which was previously posted as a good faith deposit pursuant to the aforesaid Letter Agreement. The terms of said Post-Petition Financing are approved as follows:

                  a. Post-Petition loan in the amount of up to $200,000, with interest to accrue at the rate of two points over the prime rate established from time to time by Citibank, N.A.;

                  b. Post-Petition loan to mature and be due and payable upon the earlier of (1) the closing of the transactions contemplated by the letter agreement attached hereto as Exhibit "A", (2) conversion of the AQUAGENIX bankruptcy cases to cases under Chapter 7 of the Bankruptcy Code; (3) dismissal of the AQUAGENIX bankruptcy cases; (4) the appointment of a Chapter 11 Trustee; or (5) breach by AQUAGENIX of its obligations pursuant to the Letter Agreement or the Acquisition Agreement (as defined in the "Letter Agreement"). Notwithstanding the above, Asset Acquisition Corporation (hereinafter "AAC") must obtain Court approval before seeking to enforce its rights subsequent to any of the events set forth above. The Court will hear any such motion on short notice.

                  c. In the event that AAC is deemed a successful bidder pursuant to the Letter Agreement and proceeds to a Closing Date as contemplated by said Letter Agreement, the Post Petition Loan would be repaid through a credit toward the purchase price in the amount of the Post-Petition loan, including accrued and unpaid interest;

                  d. AAC is hereby granted collateral security in the form of first-priority liens upon all the tangible and intangible assets of AQUAGENIX pursuant to 11 U.S.C.

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Section 364(d) (other than Post-Petition cause of action available to AQUAGENIX pursuant to Section 542, 544, 547, 548, 550 and 51;

                  e. AAC is further granted a super-priority administrative expense claim pursuant to 11 U.S.C. Section 364(c)(1), Section 503(b) and
Section 507(b);

                  f. The liens and claims established hereby are deemed perfected without further documentation or any recordation;

                  g. Notwithstanding the priority of the liens and claims securing the Post- petition loan secured hereby, such liens and claims shall be subordinate to the payment of fees due to the office of the U.S. Trustee and the Clerk of the Court;

                  h. AAC is hereby determined to be a good faith lender entitled to the protections of 11 U.S.C. Section 364(e).

         DONE AND ORDERED in the Southern District of Florida this ___ day of October, 1999.
                                                       /s/ Raymond B. Ray
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                                                       HONORABLE RAYMOND B. RAY
                                                       U.S. Bankruptcy Judge
Copies to:
Chad P. Pugatch, Esquire
Paul Singer, Esquire
Bingham, Dana LLP
Office of the U.S. Trustee
All creditors and interested parties
(with limited notice to shareholders)

(ATTORNEY CHAD P. PUGATCH SHALL MAIL A CONFORMED COPY OF THIS ORDER IMMEDIATELY UPON RECEIPT TO ALL PARTIES LISTED ABOVE, AND SHALL FILE A CERTIFICATE OF MAILING WITH THE COURT)


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